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EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-137016 of Marshall & Ilsley Corporation on Form S-8 of our report dated June 8, 2011, appearing in this Annual Report on Form 11-K of Missouri State Bank & Trust Company Retirement Savings Plan for the year ended December 31, 2010.

/s/ Baker Tilly Virchow Krause, LLP

Milwaukee, Wisconsin
June 8, 2011